Exhibit 10.4

THIRD AMENDMENT

OF

APOGEE ENTERPRISES, INC.

PARTNERSHIP PLAN

(2005 Restatement)

The “APOGEE ENTERPRISES, INC. PARTNERSHIP PLAN” as adopted by APOGEE ENTERPRISES, INC., a Minnesota corporation, and first effective June 25, 1987, and as amended and restated in a document entitled “Apogee Enterprises, Inc. Partnership Plan (2005 Restatement)” effective January 1, 2005 and as amended by prior amendments was further amended by the Board of Directors on October 6, 2010 in the following respect:

1. SEPARATION FROM SERVICE. Effective as of October 6, 2010, Section 6.8(b) of the Plan Statement is amended by replacing “twelve (12) month period” with “thirty-six (36) month period” and “twelve” with “thirty-six”.

2. SAVINGS CLAUSE. Save and except as herein expressly amended, the Plan Statement shall continue in full force and effect